EXHIBIT 4.2

SOLUTIA INC.,
as Issuer

THE GUARANTORS PARTY HERETO, as Guarantors

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

8¾% SENIOR NOTES DUE 2017

FIRST SUPPLEMENTAL INDENTURE DATED AS OF

October 15, 2009

TO THE INDENTURE DATED AS OF

October 15, 2009

TABLE OF CONTENTS

ARTICLE 1

ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE 2

THE NOTES
ARTICLE 3

REDEMPTION AND PREPAYMENT

ARTICLE 4

COVENANTS

SECTION 4.01	Payment of Notes	39
SECTION 4.02	Maintenance of Office or Agency	39

i

ARTICLE 5

SUCCESSORS

SECTION 5.01	Merger, Consolidation, or Sale of Assets	53
SECTION 5.02	Successor Corporation Substituted	54

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

TRUSTEE

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE 10

[RESERVED]

ARTICLE 11

GUARANTEES

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SOLUTIA INC.
RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND FIRST SUPPLEMENTAL INDENTURE DATED AS OF OCTOBER 15, 2009

Section of Trust Indenture Act of 1939	Section(s) of First Supplemental Indenture
§ 310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
§ 311 (a)	7.11
(b)	7.11
(c)	N.A.
§ 312 (a)	2.05, 13.03
(b)	2.05, 13.03
(c)	2.05
§ 313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 13.02
(d)	7.06, 13.02
§ 314 (a)	4.03, 4.04, 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
§ 315 (a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
§ 316 (a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(a) (last sentence)	6.11
(b)	6.07
§ 317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318 (a)	13.01
(b)	N.A.
(c)	13.01
_________________
Note:                      This reconciliation and tie shall not, for any purpose, be deemed to be a part of this First Supplemental Indenture.

-v-

This FIRST SUPPLEMENTAL INDENTURE, dated as of October 15, 2009 (this “First Supplemental Indenture”), is by and between Solutia Inc., a Delaware corporation (such corporation and any successor as defined in the Base Indenture, the “Issuer”), the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer has previously executed and delivered an indenture, dated as of October 15, 2009 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Issuer’s senior debt securities;

WHEREAS, Section 901 of the Base Indenture provides that the Issuer and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 301 and Section 901 of the Base Indenture; and

WHEREAS, the Issuer is entering into this First Supplemental Indenture to establish the form and terms of its 8¾% Senior Notes due 2017 (the “Notes”;  which defined term shall include the Initial Notes and any Additional Notes);

WHEREAS, the Base Indenture is incorporated herein by reference and the Base Indenture, as supplemented by this First Supplemental Indenture is herein called this “Indenture,” as that term is defined in the Base Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantors have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Establishment

.

(a) There is hereby established a new series of Securities to be issued under this First Supplemental Indenture, to be designated as the Issuer’s 8¾% Senior Notes due 2017.

(b) There are to be authenticated and delivered on the date hereof Four Hundred Million Dollars ($400,000,000) aggregate principal amount of the Notes.  Additional Notes may be issued under this First Supplemental Indenture after the date hereof in accordance with Section 2.13.

(c) The Notes shall be issued in the form of one or more permanent Notes in substantially the form set out in Exhibit A hereto.

(d) Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.

(e) With respect to the Notes (and any Guarantees endorsed thereon) only, the Base Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the Notes (and any Guarantees endorsed thereon) as set forth in this First Supplemental Indenture, including as follows:

(i) the provisions of Articles 1, 3, 4, 5, 6, 8, 9, 10 and 11 of the Base Indenture are deleted and replaced in their entirety (other than Sections 103, 104, 111, 114, 512 and 906 of the Base Indenture) by the provisions of Articles 1 and 13, 2, 8, 6, 7, 5, 9, 4 and 3, respectively, of this First Supplemental Indenture;

(ii) the form and terms of the securities representing the Notes required to be established pursuant to Article 2 of the Base Indenture shall be established in accordance with Article 2 of this First Supplemental Indenture; and

(iii) the provisions of Article 12 of the Base Indenture shall not be applicable to the Notes.

To the extent that the provisions of this First Supplemental Indenture (including those referred to in clauses (i) and (ii) immediately above) conflict with any provision of the Base Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling solely with respect to the Notes (and any Guarantees endorsed thereon).

(f) Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture, and not the Base Indenture or any other document.

SECTION 1.02.	Definitions

(a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

(b) The following are definitions used in this First Supplemental Indenture and to the extent that a term is defined both herein and in the Base Indenture, unless otherwise specified, the definition in this First Supplemental Indenture shall govern solely with respect to the Notes (and any Guarantee endorsed thereon).

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed in connection with the acquisition of the stock or any asset or assets from another Person; provided that such Indebtedness was not incurred by such Person in connection with or in contemplation of such merger or acquisition.

“Additional Notes” means, subject to the Issuer’s compliance with Section 4.09, 8¾% Senior Notes due 2017 issued from time to time after the Issue Date under the terms of this First Supplemental Indenture (other than pursuant to Sections 2.06, 2.07, 2.10 or 3.06 of this First Supplemental Indenture).

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2013 (such redemption price being set forth in Section 3.07), plus (ii) all required interest payments due on such Note through November 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) then outstanding principal amount of such Note.

“Asset Sale” means any Transfer by the Issuer or any Restricted Subsidiary (other than to the Issuer or a Restricted Subsidiary) of:

(1)          any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

(2)           all or substantially all the assets of any division, business segment or comparable line of business of the Issuer or any Restricted Subsidiary; or

(3)           any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.

Notwithstanding the foregoing, the term “Asset Sale” shall not include:

(a)           for purposes of Section 4.10, a Transfer that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.07 or permitted under Section 5.01.

(b)           sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof;

(c)           sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of the Issuer or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit the Issuer or any Restricted Subsidiary from using the technologies licensed and do not require the Issuer or any Restricted Subsidiary to pay any fees for any such use;

(d)           a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Issuer or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under this First Supplemental Indenture;

(e)           a Transfer involving only Temporary Cash Investments or Inventory in the ordinary course of business;

(f)           any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;

(g)           the lease or sublease of any real or personal property in the ordinary course of business;

(h)           a Transfer of assets having a Fair Market Value and a sale price of less than $5.0 million;

(i)           any Transfer constituting a taking, condemnation or other eminent domain proceeding for which no proceeds are received;

(j)           dispositions of accounts receivable in connection with the collection or compromise thereof;

(k)           dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property which is concurrently purchased pursuant to a transaction otherwise permitted hereunder, in each case under Section 1031 of the Code; or

(l )           dispositions of the Equity Interests of or other Investments in any joint venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such joint venture.

“Bank Collateral Agent” means, collectively, the Persons designated as such under the Credit Facilities or any Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facilities.

“Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP.  The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP (except for temporary treatment of construction-related expenditures paid by any Person other than the Issuer or any of its Restricted Subsidiaries under EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” which will ultimately be treated as operating leases upon a sale-leaseback transaction), and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Issuer;

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)           the Issuer consolidates with or merges with or into another Person or another Person merges with or into the Issuer, or all or substantially all the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person, and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(4)           the Issuer liquidates or dissolves or the stockholders of the Issuer adopt a plan of liquidation or dissolution.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:

(1)           if the Issuer or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and prior to the event for which the Consolidated Coverage Ratio is being calculated that remains outstanding prior to the event for which the calculation is being made, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

(2)           if since the beginning of such period the Issuer or any Restricted Subsidiary shall have Transferred any assets in an Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (whether positive or negative) directly attributable to the assets which are the subject of such Transfer for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Issuer and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)           if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit or division of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(4)           if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets in an Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

(5)           if the Issuer or any Restricted Subsidiary has repaid any Indebtedness since the beginning of such period that no longer remains outstanding on such date of determination, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment of such Indebtedness as if such Indebtedness had repaid on the first day of such period as if such discharge had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be (i) based on the reasonable good faith judgment of a responsible financial or accounting officer of the Issuer and (ii) set forth in a certificate delivered to the Trustee from such officer (it may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that are reasonably expected to be realized in the twelve month period immediately subsequent to such transaction).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Fixed Charges” means, with respect to any period, the sum (without duplication) of:

(1)           the interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

(a)           amortization of debt issuance costs and debt discount;

(b)            the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

(c)           the interest portion of any deferred payment obligation;

(d)           accrued interest;

(e)           commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings;

(2)           the interest component of the Capital Lease Obligations paid or accrued during such period;

(3)           all interest capitalized during such period;

(4)           interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of “Indebtedness”;

(5)           the product of

(a)           the amount of all dividends on any series of Preferred Stock of the Issuer and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to the Issuer or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period; and

(b)           a fraction, the numerator of which is one and the denominator of which is one minus then current effective consolidated Federal, state and local tax rate of the Issuer, expressed as a decimal;

and

(6)           fees related to a Qualified Securitization Transaction.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

(1)           any extraordinary, unusual, or non-recurring gains or losses or expenses;

(2)           any net income or loss of any Person if such Person is not a Restricted Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(3)           the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

(4)           any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person;

(5)           any net after-tax income or loss from discontinued operations; and

(6)           the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, as of any date of determination, the Total Assets less the sum of (1) the goodwill, net, and other intangible assets, and (2) all current liabilities, in each case, reflected on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements have been or are required to have been delivered pursuant to this First Supplemental Indenture, as applicable, as of the date of determination, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Investment, on a Pro Forma Basis including any property or assets being acquired in connection therewith).

“Corporate Trust Office” means an office of the Trustee at which at any particular time its corporate trust business shall be administered, which office of The Bank of New York Mellon Trust Company, N.A., at the date of the execution of this First Supplemental Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, Attn:  Corporate Trust Administration.

“Credit Facilities” means (i) that certain $400,000,000 Credit Agreement dated as of February 28, 2008 among the Issuer, as U.S. borrower, Solaria Europe SPRL/BVA and Flexsys SA/NV, as European borrowers, the lenders named therein, and Citibank, N.A. as administrative agent and as collateral agent, (ii) that certain $1,200,000,000 Credit Agreement dated as of February 28, 2008 among the Issuer, as borrower, the lenders named therein, and Citibank, N.A. as administrative agent and as collateral agent, and (iii) any other documents evidencing Indebtedness, and in each case including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified or Refinanced from time to time, including, without limitation, any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, including, without limitation, any indenture or indentures, and any successor or replacement agreement or agreements, including, without limitation, any indenture or indentures with the same or any other agents, creditor, lender or group of creditors, lenders, trustee or noteholders.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by a senior financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

(2)           is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes and for consideration that is not Qualified Stock; provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Issuer or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions set forth in Section 4.13 and such Capital Stock specifically provides that the Issuer or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions set forth in Section 4.13.

“Domestic Subsidiary” means a Restricted Subsidiary of the Issuer that is not a Foreign Subsidiary.

“EBITDA” for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)           Consolidated Fixed Charges;

(2)           income tax expense determined on a consolidated basis in accordance with GAAP;

(3)           depreciation expense determined on a consolidated basis in accordance with GAAP;

(4)           amortization expense determined on a consolidated basis in accordance with GAAP;

(5)           amounts attributable to minority interest;

(6)           any unusual or non-recurring non-cash charge (including any impairment charge or asset write-off pursuant to GAAP) (provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(7)           all costs and expenses arising from or related to the Notes, the Credit Facilities, the Equity Rights Offering, the Creditor Rights Offering or Solutia’s emergence from Chapter 11 protection incurred prior to the first anniversary of the Issue Date;

(8)           non-cash stock compensation, including any non-cash expenses arising from stock options, stock grants or other equity-incentive programs, the granting of stock appreciation rights and similar arrangements;

(9)           to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss;

(10)           fees related to a Qualified Securitization Transaction;

(11)           one-time cash charges associated with plant closures and other restructuring charges, in all cases not exceeding $75.0 million in the aggregate prior to the final maturity date of the Notes (excluding any such charges pursuant to the Transactions); and

(12)           to the extent non-recurring and not capitalized, any fees, costs and expenses of the Issuer and its Restricted Subsidiaries incurred as a result of Permitted Acquisitions, Investments, Asset Sales permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated);

provided that EBITDA shall be reduced by the following:

(a)           all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to minority interests);

(b)           any non-recurring gains; and

(c)           amounts paid in cash as dividends or other distributions to holders of minority interests.

“Equity Offering” means a public or private offering or placement of Capital Stock of the Issuer (other than Disqualified Stock) that generates gross proceeds to the Issuer thereof of at least $25.0 million.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.  Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

“Foreign Subsidiary” means (i) a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia, and (ii) any Restricted Subsidiary that has no material assets other than Capital Stock, securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof).

“GAAP” means generally accepted accounting principles in the United States of America as in effect and adopted by the Issuer on the Issue Date.

“Global Notes” means the global Notes substantially in the form of Exhibit A hereto issued in accordance with Article 2.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means a full and unconditional senior guarantee of the Notes pursuant to this First Supplemental Indenture.

“Guarantor” means any Restricted Subsidiary of the Issuer that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with this First Supplemental Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary.  Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.  The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1)           all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2)           all Capital Lease Obligations of such Person;

(3)           all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person;

(4)           net obligations of such Person under Interest Rate Agreements or Currency Agreements;

(5)           all Disqualified Stock issued by such Person and all Preferred Stock issued by any Restricted Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;

(6)           to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (5) above; and

(7)           all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For the avoidance of doubt, “Indebtedness” shall not include:

(a)           current trade payables or other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices;

(b)           deferred tax obligations;

(c)           minority interest;

(d)           non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

(e)           obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of Inventory at a time in the future entered into in the ordinary course of business.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this First Supplemental Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this First Supplemental Indenture.

“Independent Financial Advisor” means a firm:

(1)           which does not, and whose directors, officers or affiliates do not, have a material financial interest in the Issuer or any of its Subsidiaries; and

(2)           which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” means $400,000,000 in aggregate principal amount of Notes issued under this First Supplemental Indenture on the Issue Date.

 “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

“Inventory” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.  “Investment” excludes (a) any Restricted Payment of the type described in clause (2) of the definition “Restricted Payment” and (b) any purchase or acquisition of Indebtedness of the Issuer or any of its Subsidiaries.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.07:

(1)           “Investment” shall include the portion (proportionate to the Issuer’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)           any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and

(3)           if the Issuer or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by the Issuer or such Restricted Subsidiary immediately following any such Transfer or issuance.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Issue Date” means October 15, 2009.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by its Chairman or Vice Chairman of the Board, its President, its Chief Financial Officer, or a Vice Chairman or Vice President of the Issuer, and also by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

 “Lien” means any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of an asset with respect to any asset then held by the Issuer or a Restricted Subsidiary, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Proceeds” from an Asset Sale means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, which amount is equal to the excess, if any, of:

(1)           the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

(2)           the sum of (a) the amount of any Indebtedness that is secured by such asset and which is repaid by such person in connection with such transaction (other than any such Indebtedness assumed by the purchaser of such assets), plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, including any withholding taxes imposed on the repatriation of proceeds, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such transaction undertaken by the Issuer or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction, plus (f) any reasonable reserves established by, and reflected on the financial statements of, the Issuer and its Restricted Subsidiaries in accordance with GAAP (other than any taxes deducted pursuant to clause (c) above) (x) associated with the assets that are the subject of such event and (y) retained by the Issuer or any Restricted Subsidiary to fund contingent liabilities that are directly attributable to such event and that are reasonably estimated to be payable by the Issuer or any Restricted Subsidiary within 18 months following the date that such event occurred (other than in the case of contingent tax liabilities, which shall be reasonably estimated to be payable within the current or immediately succeeding tax year); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered “Net Available Proceeds” on the date of such reduction.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the principal accounting officer, the Secretary or any Assistant Secretary, any Executive Vice President or any Vice President of the Issuer.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer, the Treasurer, the principal accounting officer, or principal financial officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the Trustee. Counsel may be an employee of or counsel to the Issuer.

“Permitted Business” means (1) the same or a similar line of business as the Issuer and the Restricted Subsidiaries are engaged in on the Issue Date as described in the Prospectus Supplement and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.  Businesses related to the manufacturing, sale or distribution of high performance chemical-based products and materials are Permitted Businesses.

“Permitted Investment” means:

(1)           any Investment in Temporary Cash Investments or the Notes;

(2)           any Investment in the Issuer or any Restricted Subsidiary;

(3)           any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Guarantor;

(4)           receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           loans or advances to employees of the Issuer or any Restricted Subsidiary that are made in the ordinary course of business of the Issuer or such Restricted Subsidiary, in an aggregate amount, taken together with all other loans or advances made pursuant to this clause (5) that are at the time outstanding, not to exceed $15.0 million;

(6)           Investments to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted pursuant to Section 4.10 or represents consideration received from the sale of assets not considered to be an Asset Sale for purposes of such covenant;

(7)           Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;

(8)           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(9)           Hedging Obligations incurred pursuant to clause (7) of Section 4.09(b);

(10)           Additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $100.0 million or 5.0% of the Consolidated Net Tangible Assets of the Issuer;

(11)           any Investment by the Issuer or a Wholly Owned Subsidiary of the Issuer in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Subsidiaries;

(12)           any Indebtedness of the Issuer to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Issuer from any such Subsidiary which assets are subsequently conveyed by the Issuer to a Securitization Entity in a Qualified Securitization Transaction;

(13)           any guarantees of Indebtedness permitted by clause (6) of Section 4.09(b);

(14)           Investments consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Issuer or any of its Subsidiaries uses or sells in the ordinary course of business;

(15)           security deposits required by utility companies and other Persons in a similar line of business to that of utility companies and governmental authorities that are utility companies, in each case, made in the ordinary course of business of the Issuer and its Subsidiaries;

(16)           Investments existing on the Issue Date;

(17)           advances of payroll payments to employees in the ordinary course of business; and

(18)           Investments in respect of Treasury Services Agreements permitted under clause (13) of the definition of “Permitted Indebtedness.”

The amount of any Permitted Investment made in assets other than cash shall be its Fair Market Value.

The amount of any Investments outstanding for purposes of clause (10) or (14) above and the amount of Investments deemed made since the Issue Date for purposes of clause (6) of Section 4.07(b) shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

(a)           the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

(b)           the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to the Issuer or any Restricted Subsidiary;

(c)           to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

(d)           the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

“Permitted Liens” means:

(1)           Liens on assets of a Person at the time such Person becomes a Subsidiary or when such assets are acquired (including by way of merger with such Person); provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary or such assets were acquired and (b) such Lien does not extend to cover any assets of the Issuer or any other Restricted Subsidiary;

(2)           Liens existing on the Issue Date other than Liens securing Indebtedness incurred under clause (3) of Section 4.09(b);

(3)           Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(4)           Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(5)           Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness or Capital Lease Obligations;

(6)           zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Issuer and the Restricted Subsidiaries at such real property;

(7)           terminable or short-term leases or permits for occupancy, which leases or permits (a) expressly grant to the Issuer or any Restricted Subsidiary the right to terminate them at any time on not more than six months’ notice and (b) do not individually or in the aggregate interfere with the operation of the business of the Issuer or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto;

(8)           Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

(9)           bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary in accordance with the provisions of this First Supplemental Indenture, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10)           Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2) and (5) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;

(11)           other Liens securing obligations in an aggregate amount at any time outstanding not to exceed the greater of (i) $50.0 million or (ii) 3.5% of Consolidated Net Tangible Assets;

(12)           Liens securing Indebtedness incurred under clause (3) of Section 4.09(b);

(13)           Liens securing Hedging Obligations of the type described in clause (7) of Section 4.09(b);

(14)           Liens securing Indebtedness of Foreign Subsidiaries;

(15)           Liens in favor of the Issuer or any Guarantor;

(16)           Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

(17)           pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(18)           Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

(19)           Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(20)           pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

20

(21)           Liens in favor of the issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

(22)           Liens occurring solely by the filing of a UCC statement (or similar filings), which filing (A) has not been consented to by the Issuer or any Restricted Subsidiary or (B) arises solely as a precautionary measure in connection with operating leases or consignment of goods;

(23)           any obligations or duties affecting any property of the Issuer or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(24)           Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute not yet due and payable;

(25)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(26)           deposits, pledges or other Liens to secure obligations under purchase or sale agreements;

(27)           Liens in the form of licenses, leases or subleases on any asset incurred by the Issuer or any Restricted Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Issuer or such Subsidiary and is incurred in the ordinary course of business;

(28)           Liens on receivables subject to factoring transactions;

(29)           Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or banker’s acceptance issued or created for the account of the Issuer or any Restricted Subsidiary; provided that such Lien secures only the obligations of the Issuer or such Restricted Subsidiary in respect of such letter of credit or banker’s acceptance;

(30)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Issuer or any of its Restricted Subsidiaries;

(31)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

(32)           ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(33)           Liens or other matters disclosed in title policies in connection with the Credit Facilities;

(34)           Liens consisting of an agreement to sell or otherwise dispose of any property in an Asset Sale permitted under Section 4.10, in each case solely to the extent such Asset Sale would have been permitted on the date of the creation of such Lien; and

(35)           Liens securing Indebtedness permitted to be incurred under clause (19) of Section 4.09(b).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Prospectus Supplement” means the prospectus supplement dated October 9, 2009 used to offer the Initial Notes to prospective Holders.

“Purchase Money Indebtedness” means Indebtedness:

(1)           consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, mortgages and obligations in respect of industrial revenue bonds or similar Indebtedness; and

(2)            incurred to finance the acquisition by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements or the installation, construction or improvement of such asset;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 120 days after such acquisition of, or the completion of construction of, such asset by the Issuer or Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualified Stock” means any Capital Stock of the Issuer other than Disqualified Stock.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in part or in whole.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

(2)           create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated in right of payment by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated in right of payment by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

“Responsible Officer” when used with respect to the Trustee shall mean any officer in the corporate trust department (or any successor group) of the Trustee with direct responsibility for the administration of this First Supplemental Indenture and shall also mean, with respect to a particular corporate trust matter, any other officer to whom the corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this First Supplemental Indenture.

 “Restricted Payment” means, with respect to any Person:

(1)           any dividend or other distribution declared or paid on any Capital Stock of the Issuer (other than dividends or distributions payable solely in Qualified Stock);

(2)           any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer;

(3)           any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than any Purchase Money Indebtedness incurred after the Issue Date upon the sale, condemnation or casualty of the related asset); or

(4)           the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of the Issuer as an Unrestricted Subsidiary).

“Restricted Subsidiary” means each Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Securities” has the meaning assigned to such term in the Base Indenture.

“Securitization Entity” means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer Transfers accounts receivable):

(1)           which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

(2)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Issuer or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Issuer or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Issuer or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Issuer or any of its Subsidiaries;

(3)           with which neither the Issuer nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(4)           to which neither the Issuer nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means (1) any Restricted Subsidiary that is a “significant subsidiary” of the Issuer on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (g) or (h) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of the Issuer or such Guarantor.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:

(1)           such Person;

(2)           such Person and one or more Subsidiaries of such Person; or

(3)           one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1)           any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)           investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s, “A” or higher by S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)           investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of the Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-2” or higher from Moody’s, “A-2” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);

(5)           investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by S&P; and

(6)           shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by consolidation, merger or otherwise, in one transaction or a series of transactions.  “Transferred,” “Transferor” and “Transferee” have correlative meanings.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2013; provided, however, that if the period from the Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Treasury Services Agreements” means, with respect to the Issuer or any of its Restricted Subsidiaries, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash pooling services, cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Issuer that at the time of determination shall have been designated an Unrestricted Subsidiary by the Issuer; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)           no Default has occurred and is continuing or would occur as a consequence thereof;

(2)           (x) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such designation; and

(3)           either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 (treating the Fair Market Value of the Issuer’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)	no Default has occurred and is continuing; and

(2)           Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under this First Supplemental Indenture.

Any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, that involves total assets of $20.0 million or more shall be approved by the Board of Directors.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           then outstanding aggregate principal amount of such Indebtedness into

(2)           the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer and/or one or more Wholly Owned Subsidiaries.

SECTION 1.03.	Other Definitions

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Term	Defined in Section

Affiliate Transaction	4.11
Authentication Order	2.02	(d)
Base Indenture	Preamble
Basket	4.07	(a)
Change of Control Offer	4.13
Covenant Defeasance	8.03
Covenant Suspension	4.16
Coverage Ratio Exception	4.09	(a)
DTC	2.03	(b)
Event of Default	6.01
Excess Proceeds	4.10	(b)
First Supplemental Indenture	Preamble
Guaranteed Obligations	11.01
Indenture	Preamble
Issuer	Preamble
Issuer Surviving Entity	5.01	(a)
Legal Defeasance	8.02
Net Proceeds Deficiency	4.10	(c)
Net Proceeds Offer	4.10	(c)
Notes	Preamble
Offer Amount	3.09	(b)
Offer Period	3.09	(b)
Offered Price	4.10	(c)
Offer to Purchase	3.09	(a)
Paying Agent	2.03	(a)
Payment Default	6.01	(e)
Permitted Indebtedness	4.09	(b)
Purchase Date	3.09	(b)
Redemption Date	2.08	(d)
Registrar	2.03	(a)
Required Filing Dates	4.03	(a)
Reversion Date	4.16
Suspended Covenants	4.16
Suspension Period	4.16
Trustee	Preamble, 8.05

SECTION 1.04.	Incorporation by Reference of Trust Indenture Act

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(a) Whenever this First Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this First Supplemental Indenture.

(b) The following TIA terms used in this First Supplemental Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this First Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

(c) All other terms used in this First Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

SECTION 1.05.	Rules of Construction

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(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii) “including” means “including without limitation;”

(viii) provisions apply to successive events and transactions; and

(ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

ARTICLE 2

THE NOTES

Pursuant to Section 201 of the Base Indenture, the provisions of this Article 2 establish the form of the Notes under this First Supplemental Indenture, and to the extent that any provisions of this Article 2 are duplicative, or in contradiction with, the Base Indenture, the provisions of this Article 2 shall govern the Notes.

SECTION 2.01.	Form and Dating

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(a) General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this First Supplemental Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(b) Book-Entry Provisions.  This Section 2.01(b) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants and Indirect Participants shall have no rights under this First Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Certificated Notes.  Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

For greater certainty, the provisions of this Section 2.01(c) are subject to the requirements relating to notations, legends or endorsements on Notes required by law, stock exchange rule, or agreements to which any the Issuer is subject, if any.

SECTION 2.02.	Execution and Authentication

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(a) One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this First Supplemental Indenture.

(d) The Trustee shall, upon a written order of the Issuer signed by one Officer (an “Authentication Order”), authenticate Notes for original issue.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this First Supplemental Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer or any of their respective Subsidiaries.

SECTION 2.03.	Registrar and Paying Agent

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(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this First Supplemental Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints The Depository Trust Issuer (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

SECTION 2.04.	Paying Agent to Hold Money in Trust

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The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.	Holder Lists

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The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with TIA Section 312(a).

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this First Supplemental Indenture or under the Notes.  The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 2.06.	Transfer and Exchange

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(a) Transfer and Exchange of Certificated Notes.  When Certificated Notes are presented to the Registrar with a request:

(1) to register the transfer of such Certificated Notes; or

(2) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing;

(b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  Subject to certain conditions, the Notes represented by the global securities will be exchangeable for certificated Notes in definitive form of like tenor as such Notes if (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Note and a successor is not promptly appointed or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act or (2) the Issuer in its discretion at any time determines not to have all of the Notes represented by the global securities.

Any Notes that are exchangeable pursuant to the preceding sentence will be exchanged for certificated Notes issuable in authorized denominations and registered in such names as the Depositary shall direct.

(c) Transfer and Exchange of Global Notes.  Subject to Section 2.06(e), the Global Note is not exchangeable, except  for the Global Note of the same aggregate denominations to be registered in the name of the Depositary or its nominee.  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this First Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

(d) Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this First Supplemental Indenture (other than the provisions set forth in subsection (e) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e) Authentication in Absence of Depositary.  If at any time:

(1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and beneficial owners holding interests representing an aggregate principal amount of at least 51% of such Notes represented by Global Notes advise the Trustee in writing that the continuation of a book-entry system through the Depositary is no longer in such owner’s best interests.

then the Issuer will execute, and the Trustee, upon receipt of an Officers’ Certificate requesting the authentication and delivery of Certificated Notes to the Persons designated by the Issuer, will authenticate and deliver Certificated Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.

(f) Cancellation and/or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(2) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(3) The Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

(4) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(5) All Notes issued upon any transfer or exchange pursuant to the terms of this First Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this First Supplemental Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including, without limitation, any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.	Replacement Notes

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If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this First Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

SECTION 2.08.	Outstanding Notes

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(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 3.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 2.08(b).

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this First Supplemental Indenture, on a date of redemption (a “Redemption Date”) or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.	Treasury Notes

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In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.	Temporary Notes

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Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this First Supplemental Indenture.

SECTION 2.11.	Cancellation

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The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon direction by the Issuer and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuer from time to time upon written request.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.	CUSIP or ISIN Numbers

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The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.13.	Additional Notes

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The Issuer shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this First Supplemental Indenture in an unlimited aggregate principal amount which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price and first payment of interest.  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this First Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this First Supplemental Indenture; and

(b) the issue price, the issue date and the CUSIP number(s) of such Additional Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01.	Notices to Trustee

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If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 of this First Supplemental Indenture and paragraph 5 of the Notes, it shall furnish to the Trustee an Officers’ Certificate setting forth (i) the Section of this First Supplemental Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price.  If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.07 of this First Supplemental Indenture and paragraph 5 of the Notes, it shall furnish such Officers’ Certificate to the Trustee at least 30 days but not more than 60 days before a Redemption Date unless a shorter notice shall be reasonably satisfactory to the Trustee.  Each Officers’ Certificate shall be accompanied by an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

SECTION 3.02.	Selection of Notes to be Redeemed

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If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.  In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  No Notes of principal amount of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed.  Except as provided in the preceding sentence, provisions of this First Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.	Notice of Redemption

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Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number) and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph of the Notes and Section of this First Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer gives the Trustee at least 3 Business Days prior notice of such request.  Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.04.	Effect of Notice Upon Redemption

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Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date).  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.	Deposit of Redemption Price

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On or before 11:00 a.m. Eastern Time on any Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes (or portions of Notes) to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06.	Notes Redeemed in Part

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Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.	Optional Redemption

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Except as set forth in subparagraphs (a) and (c) below, the Notes are not redeemable before November 1, 2013.

(a)
At any time prior to November 1, 2013, the Issuer may redeem all or part of the Notes (which includes Additional Notes, if any), at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)
On or after November 1, 2013, the Issuer at its option may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any,  to the applicable Redemption Date (subject to the rights of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2013	104.375%
2014	102.188%
2015 and thereafter	100.000%

(c)
Notwithstanding the provisions of subparagraphs (a) and (b) of this Section 3.07, at any time on or prior to November 1, 2012, the Issuer may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this First Supplemental Indenture (which includes the Additional Notes, if any) at a redemption price of 108.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, with the Net Cash Proceeds of one or more Equity Offerings; provided, that:

(1) at least 65% of the aggregate principal amount of Notes issued under this First Supplemental Indenture (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of such redemption (excluding Notes held, by the Issuer and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of  such Equity Offering.

(d)	Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

SECTION 3.08.	Mandatory Redemption

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Except as set forth in Sections 4.10 and 4.13, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.	Offer to Purchase

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(a) In the event that, pursuant to Section 4.10 or Section 4.13, the Issuer shall be required to commence an offer to all Holders to purchase Notes and, at the Issuer’s option, holders of other pari passu Indebtedness (each an “Offer to Purchase”), it shall follow the procedures specified below.

(b) The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.13 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

Upon the commencement of the Offer to Purchase, the Issuer shall send, by first class mail, a notice to each of the Holders, which shall not be later than 10 days after the Issuer becomes obligated to make an Offer to Purchase with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer to Purchase shall be made to all Holders.  The notice, which shall govern the terms of the Offer to Purchase, shall state:

(1) that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.10 or 4.13, as the case may be, and the length of time the Offer to Purchase shall remain open;

(2) that either (a) in the case of a Change of Control Offer, a Change of Control has occurred and that such noteholder has the right to require the Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof or (b) in the case of a Net Proceeds Offer, there are Excess Proceeds and such noteholder has the right to require the Issuer to purchase such holder’s Notes at the Offered Price, in each case, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

(3) the Purchase Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(4) the Offer Amount (including information as to any other pari passu Indebtedness included in the Offer to Purchase), the purchase price and the Purchase Date;

(5) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(6) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(7) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(8) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(9) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(10) that, in the case of an Offer to Purchase, if the aggregate principal amount of Notes tendered by Holders into an Offer to Purchase exceeds the Offer Amount, the Trustee shall select the Notes to be purchased (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are then listed or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1,000, shall be purchased); and

(11) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, in accordance with clause (10) above, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06.

ARTICLE 4

COVENANTS

SECTION 4.01.	Payment of Notes

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The Issuer shall pay or cause to be paid the principal of, premium, if any, interest on, the Notes on the dates and in the manner provided in the Notes and in this First Supplemental Indenture.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02.	Maintenance of Office or Agency

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(a) The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York (which unless otherwise provided will be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this First Supplemental Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Issuer in accordance with Section 4.02(a).

SECTION 4.03.	Reports

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(a) Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuer were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would be required so to file such documents if the Issuer were so subject, unless, in any case, if such filings are not then permitted by the Commission.

(b) If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to such Section 13(a) or 15(d), and, promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Issuer’s cost.

(c) So long as the rules and regulations of the Commission would allow (including pursuant to any applicable exemptive relief) the Issuer to file periodic reports or information (if they were required by the Exchange Act to file such reports or information) on a consolidated or combined basis, the Issuer will be deemed to have satisfied their requirements in the above paragraphs if the Issuer files the reports and other information of the types otherwise so required within the applicable time periods.

(d) The Issuer shall at all times comply with TIA § 314(a).

(e) Should the Issuer deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to TIA § 314(a), delivery of such information, reports or certificates or any annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.	Compliance Certificate

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(a) The Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this First Supplemental Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this First Supplemental Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this First Supplemental Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.  For the purposes of this paragraph, such compliance shall be determined without regard to any grace period or requirement of notice provided under this First Supplemental Indenture.  The Issuer shall also comply with TIA Section 314(a)(4).

(b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within 90 Business Days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.	[Reserved]

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SECTION 4.06.	[Reserved]

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SECTION 4.07.	Restricted Payments

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(a)           The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make a Restricted Payment if:

(1) a Default has occurred and is continuing or would result therefrom;

(2) the Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the aggregate amount of such Restricted Payment, together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4) or (6) of Section 4.07(b)), would exceed the sum (the “Basket”) of

(A)           50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2009 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)           the aggregate Net Cash Proceeds from the issuance and sale (other than to a Subsidiary of the Issuer) of, and the Fair Market Value of any property received in exchange for, Qualified Stock received by the Issuer subsequent to the Issue Date or from the issue or sale of debt securities of the Issuer that have been converted or exchanged into Qualified Stock, together with the aggregate cash and Temporary Cash Investments received by the Issuer or any of its Restricted Subsidiaries at the time of such conversion or exchange; provided that for purposes of determining the Fair Market Value of property received (other than of any asset with a public trading market) in excess of $50.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Issuer and delivered to the Trustee; plus

(C)           the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by the Issuer or any Restricted Subsidiary after the Issue Date from the issuance and sale (other than to a Subsidiary of the Issuer) of such Indebtedness or Disqualified Stock; plus

(D)           to the extent not included in the calculation of the Consolidated Net Income referred to in Section 4.07(a)(3)(A), an amount equal to, without duplication:

(I) 100% of the aggregate net proceeds (including the Fair Market Value of assets) received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by the Issuer or any Restricted Subsidiary since the Issue Date; plus

(II) the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to the Issuer or any Restricted Subsidiary from such Person (including by way of such Person becoming a Restricted Subsidiary); plus

(III) if the Basket was reduced as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary;

provided that the foregoing shall not exceed, in the aggregate, the amount of all Investments which previously reduced the Basket.

(b) The provisions of Section 4.07(a) shall not prohibit the following:

(1)           dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under this First Supplemental Indenture;

(2)           any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of the Issuer) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;

(3)           payments by the Issuer or any Restricted Subsidiary in respect of Indebtedness of the Issuer or any Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary;

(4)           repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(5)           cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors);

(6)           Restricted Payments in an aggregate amount since the Issue Date not to exceed $75.0 million pursuant to this clause (6);

(7)           so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Issuer or any of its Subsidiaries from consultants, former consultants, employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments pursuant to this clause (7) (excluding amounts representing cancellation of Indebtedness) shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year); or

(8)           the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.09; so long as at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom).

SECTION 4.08.	Dividend and Other Payment Restrictions Affecting Subsidiaries

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The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Issuer to:

(a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any other Restricted Subsidiary or pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

(b) make any loans or advances to, or guarantee any Indebtedness of, the Issuer or any other Restricted Subsidiary, or

(c) Transfer any of its assets to the Issuer or any other Restricted Subsidiary,

except:

(1) any encumbrance or restriction pursuant to an agreement as in effect at or entered into on the Issue Date (including this First Supplemental Indenture and the Credit Facilities), as such encumbrance or restriction is in effect on the Issue Date;

(2) any Lien permitted under this First Supplemental Indenture that restricts the Transfer of assets which are subject to such Lien;

(3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under this First Supplemental Indenture pending the closing of such sale;

(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person;

(6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of Section 4.09(b) that impose restrictions of the nature described in clause (c) above on the assets acquired;

(7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above or clause (11) below; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

(8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

(9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder;

(10) customary provisions in leases, subleases, licenses, sublicenses and service contracts in the ordinary course of business of the Issuer and the Restricted Subsidiaries between the Issuer or any Restricted Subsidiary and its customers and other contracts restricting the assignment thereof;

(11) any agreement as in effect at the time any Person becomes a Subsidiary of the Issuer; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(12) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under this First Supplemental Indenture so long as such prohibitions or limitations are only with respect to the properties and revenues of such Subsidiary or any Subsidiary of such Foreign Subsidiary;

(13) indentures, agreements, notes, instruments and other documents governing Indebtedness permitted to be incurred under this First Supplemental Indenture so long as the restrictions imposed pursuant to such Indebtedness are no more restrictive, taken as a whole, than those restrictions contained in the Credit Facilities on the Issue Date; and

(14) any restriction imposed by applicable law, rule, regulation or order.

SECTION 4.09.	Incurrence of Indebtedness

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(a)           The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, incur, directly or indirectly, any Indebtedness; provided that the Issuer or any Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of proceeds therefrom, had occurred at the beginning of such four-quarter period (this proviso, the “Coverage Ratio Exception”).

(b)           Section 4.09(a) will not prohibit incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):

(1) the Notes issued on the Issue Date and any related Guarantees;

(2) Indebtedness of the Issuer or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facilities);

(3) Indebtedness of the Issuer or any Restricted Subsidiary under Credit Facilities in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the Issue Date) not to exceed the greater of:

(A)           $1,500.0 million; and

(B)           the sum of (x) $1,100.0 million, (y) 75% of the net book value of the Inventory of the Issuer and the Restricted Subsidiaries and (z) 85% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;

(4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this Section 4.09(b), clause (2) of this Section 4.09(b) (other than any Indebtedness owed to the Issuer or any of its Subsidiaries), this clause (4), or clause (16) of this Section 4.09(b);

(5) Indebtedness owed by the Issuer or any Restricted Subsidiary to the Issuer or a Restricted Subsidiary; provided that

(A)           any such Indebtedness owed by the Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to the Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

(B)           if such Indebtedness is held by a Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) (x) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

(7) Hedging Obligations;

(8) Purchase Money Indebtedness and Capital Lease Obligations of the Issuer or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of the Issuer or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount at any time outstanding pursuant to this clause (8) not to exceed the greater of (x) $75.0 million and (y) 5.0% of the Consolidated Net Tangible Assets of the Issuer;

(9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed at any time outstanding pursuant to this clause (9) not to exceed the greater of (x) $75.0 million and (y) 5.0% of the Consolidated Net Tangible Assets of the Issuer;

(10) Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by worker’s compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

(13) Indebtedness in respect of Treasury Services Agreements (including Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds);

(14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(15) Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Issuer or any of its Subsidiaries uses or sells in the ordinary course of business;

(16) Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either

(A)           the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(B)           the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(17) Indebtedness consisting of the financing of insurance premiums;

(18) Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

(19) additional Indebtedness in an aggregate principal amount not to exceed $75.0 million at any time outstanding pursuant to this clause (19); and

(20) the incurrence of Indebtedness by Unrestricted Subsidiaries.

(c)           For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (20) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify such item into any one or more of the categories of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories).  The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.  In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

(d)           Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock.

(e)           For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.09, any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this section) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

(f)           Notwithstanding the provisions of clauses (a) through (e) of this Section 4.09, the Issuer will not, and will not permit any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

SECTION 4.10.	Limitation on Asset Sales

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(a)           The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(ii) at least 75% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.

For purposes of clause (ii) above, the following shall be deemed to be cash:

(A)           the amount (without duplication) of any liability (other than Subordinated Obligations) that would be recorded on a balance sheet prepared in accordance with GAAP of the Issuer or such Restricted Subsidiary that is expressly (I) assumed by a Person other than the Issuer or a Restricted Subsidiary, or (II) is expunged by the holder of such liability, and with respect to which, in each case, the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released from further liability with respect thereto;

(B) the amount of any obligations or securities received from such Transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

(C)           any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause since the Issue Date that is at the time outstanding and held by the Issuer or any Restricted Subsidiary, not to exceed the greater of (x) $75.0 million or (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.10.

(b)           If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

(i)           to repay or otherwise retire amounts owing under the Credit Facilities in accordance with the Credit Facilities;

(ii)           to repay or otherwise retire amounts owing under other Indebtedness (other than Subordinated Obligations) that is secured by a Lien, which Lien is permitted by this First Supplemental Indenture, and to correspondingly reduce commitments with respect thereto; and/or

(iii)           to make (1) an Investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business and (2) capital expenditures that will be used in the Permitted Business (or, in each case of (1) and (2), enter into a binding commitment for any such investment or expenditure); provided that such binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such investment or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period.  If the Investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day, such commitment shall be deemed not to have been a permitted application of Net Available Proceeds.

The amount of Net Available Proceeds not applied or invested as provided in this clause (b) will constitute “Excess Proceeds.”

(c)           When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes and, if the Issuer is required to do so under the terms of any other Indebtedness ranking pari passu with such Notes, such other Indebtedness on a pro rata basis with the Notes, equal to the amount of such Excess Proceeds (a “Net Proceeds Offer”) in accordance with the procedures set forth in Section 3.09.

The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer (the “Offered Price”).  If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis.  Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.

To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer (and if applicable, the aggregate amount of pari passu Indebtedness being repaid, on a pro rata basis with the Notes) is less than the Excess Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

(d)           In the event of the Transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

(e)           The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to this First Supplemental Indenture.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this First Supplemental Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this First Supplemental Indenture by virtue of this compliance.

SECTION 4.11.	Affiliate Transactions

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(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of the Issuer (an “Affiliate Transaction”), unless the terms thereof, taken as a whole, are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not such an affiliate.

(b) The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $20.0 million.  This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

(c) If the Issuer or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $50.0 million, then prior to the consummation of that Affiliate Transaction, the Issuer must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the noteholders, and deliver that opinion to the Trustee.

(d) The provisions of clauses (a), (b) and (c) of this Section 4.11 shall not prohibit the following:

(1) transactions exclusively between, among or solely for the benefit of (i) the Issuer and one or more Restricted Subsidiaries or (ii) Restricted Subsidiaries; provided, in each case, that no affiliate of the Issuer (other than another Restricted Subsidiary) owns more than 10% of the Capital Stock in any such Restricted Subsidiary;

(2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, and agreements to register securities of directors, officers, employees or other affiliates, in each case approved by the Board of Directors;

(3) Restricted Payments which are made in accordance with Section 4.07 and Investments constituting Permitted Investments;

(4) any issuance by the Issuer or any Restricted Subsidiary of Qualified Stock;

(5) transactions between the Issuer or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case, provided that such transactions are not otherwise prohibited by this First Supplemental Indenture;

(6) transactions with a Person that is an affiliate solely because the Issuer or any Restricted Subsidiary owns Capital Stock in such Person; provided that no affiliate of the Issuer (other than a Restricted Subsidiary) owns more than 10% of the Capital Stock in such Person; or

(7) purchases and sales of raw materials or Inventory in the ordinary course of business on market terms.

SECTION 4.12.	Liens

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The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Lien of any kind securing Indebtedness on any asset of the Issuer or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if the obligations so secured are subordinated in right of payment by their terms to the Notes or a Guarantee, the Lien securing such obligations will also have subordinated Lien priority by its terms to the Lien securing the Notes and the Guarantees at least to a comparable extent.

SECTION 4.13.	Offer to Repurchase Upon Change of Control

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(a) If a Change of Control occurs, each noteholder will have the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.

(b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each noteholder, with a copy to the Trustee, in accordance with the procedures set forth in Section 3.09, that a noteholder must follow in order to have its Notes purchased

(c) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this First Supplemental Indenture.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this First Supplemental Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under any covenant of this First Supplemental Indenture by virtue of this compliance.

SECTION 4.14.	Corporate Existence

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Except as otherwise permitted by Article 5, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.15.	Additional Guarantors

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The Issuer shall cause any Subsidiary, whether currently existing or subsequently acquired or created, that Guarantees the Issuer’s obligations or the obligations of any Domestic Subsidiary (other than an Unrestricted Subsidiary) under any Credit Facility to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this First Supplemental Indenture on a senior unsecured basis.  Notwithstanding the foregoing, in the event any Guarantor is released and discharged in full from all of its obligations under guarantees of any Credit Facility, then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged; provided that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.09 unless such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full or simultaneously discharged or are otherwise permitted under one of the exceptions available to Restricted Subsidiaries that are not Guarantors under the definition of “Permitted Indebtedness” at the time of such release.

SECTION 4.16.	Suspension of Covenants

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During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this First Supplemental Indenture (the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension”), the Issuer and its Restricted Subsidiaries shall not be subject to the following provisions of this First Supplemental Indenture (the “Suspended Covenants”):

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.09;

(4) Section 4.10;

(5) Section 4.11;

(6) Section 4.15;

(7) Section 4.17; and

(8) clause (c)(1) of Section 5.01.

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this First Supplemental Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Issuer or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this First Supplemental Indenture with respect to future events.  The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”  The ability of the Issuer and the Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.

SECTION 4.17.	Conduct of Business

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The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

ARTICLE 5

SUCCESSORS

SECTION 5.01.	Merger, Consolidation, or Sale of Assets

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(a) The Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of the Issuer to Transfer all or substantially all of the Issuer’s assets (determined on a consolidated basis for the Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(A) the Issuer is the surviving or continuing Person; or

(B) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Transferee of such assets (the “Issuer Surviving Entity”):

(x)
shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation; and

(y)
shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes and this First Supplemental Indenture on the part of the Issuer to be performed or observed; and

(2)           each of the conditions specified in paragraph (c) is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of the Issuer.

(b)           No Guarantor will, and the Issuer will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

(1)           either

(A)           such Guarantor shall be the surviving or continuing Person; or

(B)           the Person (if other than a Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor’s Guarantee and this First Supplemental Indenture on the part of such Guarantor to be performed or observed; and

(2)           each of the conditions specified in paragraph (c) below (other than clause (1) thereof) is satisfied.

The requirements of Sections 5.01(a)(2) and (b)(2) shall not apply to (x) a consolidation or merger of any Guarantor with and into the Issuer or any other Guarantor, so long as the Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of  any Guarantor that complies with Section 4.10.

(c)           The following additional conditions shall apply to each transaction described in Sections 5.01(a) and (b), except that clause (1) below shall not apply to a transaction described in Section 5.01(b):

(1)           immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer (or the Issuer Surviving Entity, if applicable)

(x)           could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(y)           the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(2)           immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing; and

(3)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this First Supplemental Indenture, that all conditions precedent in this First Supplemental Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable.

SECTION 5.02.	Successor Corporation Substituted

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Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this First Supplemental Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance or transfer (but not a lease), the conveyor or transferor (but not a lessor) shall be released from the provisions of this First Supplemental Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default

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Any of the following shall constitute an Event of Default:

(a) default for 30 days in the payment when due of interest on any Note;

(b) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

(c) failure to perform or comply with the covenant described under Section 4.13 or the provisions of Section 3.09 applicable to a Change of Control Offer.

(d) failure to perform or comply with any covenant, agreement or warranty in this First Supplemental Indenture (other than any specified in clause (a), (b) or (c) above) which failure continues for 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of then outstanding Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which

(A)           is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its Stated Maturity and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(f) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

(g) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Issuer or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(h) the Issuer or any of its Significant Subsidiaries:

(i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(ii) consents to the entry of a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any of its Significant Subsidiaries; or

(iii) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(iv) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property; or

(v) makes an assignment for the benefit of creditors; or

(vi) admits in writing its inability to pay its debts generally as they become due;

(vii) or takes corporate action in furtherance of any such action; or

(i) the Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this First Supplemental Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this First Supplemental Indenture and the Guarantee).

SECTION 6.02.	Acceleration

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If an Event of Default occurs and is continuing (other than an Event of Default described in clause (g) or (h) above with respect to the Issuer), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default described in clause (g) or (h) above occurs with respect to the Issuer, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.  Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (g) or (h) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.	Other Remedies

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If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this First Supplemental Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Amendments and Waivers

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Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this First Supplemental Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.05.	Control by Majority

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Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this First Supplemental Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.	Limitation on Suits

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Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to this First Supplemental Indenture or the Notes unless:

(a) such holder has previously given the Trustee notice that an Event of Default is continuing;

(b) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.07.	Rights of Holders of Notes to Receive Payment

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Notwithstanding any other provision of this First Supplemental Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.	Collection Suit by Trustee

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If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.	Trustee May File Proofs of Claim

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The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.	Priorities

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If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.	Undertaking for Costs

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In any suit for the enforcement of any right or remedy under this First Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01.	Certain Duties and Responsibilities

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The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this First Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this First Supplemental Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this First Supplemental Indenture and no implied covenants or obligations shall be read into this First Supplemental Indenture against such Trustee.

The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

SECTION 7.02.	Notice of Defaults

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If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Notwithstanding the foregoing, except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.  In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a Officers’ Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 7.03.	Certain Rights of Trustee

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Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this First Supplemental Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this First Supplemental Indenture at the request or direction of any of the Holders pursuant to this First Supplemental Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) The Trustee shall not be charged with knowledge of any default or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Issuer or any Guarantor or by any Holder;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this First Supplemental Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.04.	Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee does not assume any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

SECTION 7.05.	May Hold Notes and Serve as Trustee Under Other Indentures

The Trustee, any Paying Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent or such other agent.

Subject to the provisions of Section 7.08, the Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding in the same manner as if it were not Trustee.

SECTION 7.06.	Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 7.07.	Compensation and Reimbursement

The Issuer agrees

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee, and each predecessor Trustee, upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this First Supplemental Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(c) to fully indemnify the Trustee, and each predecessor Trustee, for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer under this Section the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of the Notes.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501 or in connection with Article Five, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law.  The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this First Supplemental Indenture.

SECTION 7.08.	Disqualification: Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign to the extent and in the manner provided by, and subject to the provisions of the Trust Indenture Act and this First Supplemental Indenture.  To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Base Indenture with respect to Securities of more than one series.

SECTION 7.09.	Corporate Trustee Required: Eligibility

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in The City of New York.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.10.	Resignation and Removal; Appointment of Successor

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class, delivered to the Trustee and to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 7.08(a) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six months, or

(2) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by or pursuant to a Board Resolution may remove the Trustee, or (ii) subject to Section 6.05, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer.  If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 7.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided in Section 13.02.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.11.	Acceptance of Appointment by Successor

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Any Trustee ceasing to act shall, nevertheless, retain its prior lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 7.07.

(b) In case of the appointment hereunder of a successor Trustee, the Issuer, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(c) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.11, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

SECTION 7.12.	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13.	Preferential Collection of Claims Against Issuer

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

SECTION 7.14.	Investment of Certain Payments Held by the Trustee.

Any amounts deposited by the Issuer and held by the Trustee hereunder, other than pursuant to Section 8.04 or Section 8.06, shall be invested by the Trustee from time to time at the direction of the Issuer in such investments as may be specified in writing by the Issuer and reasonably agreed to by the Trustee from time to time; provided that no amounts deposited in respect of any payment on the Notes shall be invested in an investment that matures after the due date of such payment and that the Trustee shall have no liability to the Issuer for any loss on such investments; provided, further, that in investing trust funds pursuant to the terms of this Section 7.14 and liquidating any investments held in trust hereunder, the Trustee may, to the extent permitted by law, purchase securities (including for the purposes of this paragraph securities as to which the Trustee or a Trustee Affiliate is the issuer or guarantor) from, and sell securities to, itself or any Trustee Affiliate and purchase securities underwritten by, or in which a market is made by, the Trustee or a Trustee Affiliate.  For the purposes hereof, a “Trustee Affiliate” shall mean an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Trustee.  Any income or gain realized as a result of any such investment shall be promptly distributed to the Issuer after payment of any amounts required to be paid to the Holders entitled thereto, except after the occurrence and during the continuance of an Event of Default.  The Trustee shall have no liability to the Issuer for any loss resulting from any investment made in accordance with this Section 7.14, and shall bear no expense in connection with any investment pursuant to this Section 7.14.  Any such investment may be sold (without regard to maturity date) by the Trustee whenever necessary to make any distribution required by this First Supplemental Indenture.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance

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The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.	Legal Defeasance and Discharge

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Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this First Supplemental Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this First Supplemental Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith and (d) the provisions of this Article 8 with respect to Legal Defeasance.  Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.	Covenant Defeasance

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Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this First Supplemental Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(d) and 6.01(e)  shall not constitute Events of Default.

SECTION 8.04.	Conditions to Legal or Covenant Defeasance

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The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity of, premium and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b) in the case of an election under Section 8.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence and the grant of a Lien to secure such Indebtedness) or insofar as Section 6.01(g) or 6.01(h)  is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this First Supplemental Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(h) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i) the Issuer shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not therefor delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer

SECTION 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

.

All cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this First Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.	Satisfaction and Discharge

.

This First Supplemental Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this First Supplemental Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) outstanding Notes have become due and payable whether at maturity or as a result of the mailing of a notice of redemption, and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon and (ii) the Issuer has paid all other sums payable under this First Supplemental Indenture by the Issuer.  The Trustee will acknowledge the satisfaction and discharge of this First Supplemental Indenture if the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, stating that all conditions precedent under this First Supplemental Indenture relating to the satisfaction and discharge of this First Supplemental Indenture have been complied with.

SECTION 8.07.	Repayment to Issuer

.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Issuer.

Reinstatement

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this First Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

SECTION 8.08.	Survival

.

The Trustee’s rights under this Article 8 shall survive termination of this First Supplemental Indenture or the resignation of the Trustee.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holder

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Notwithstanding Section 9.02, the Issuer and the Trustee may amend or supplement this First Supplemental Indenture, the Guarantees or the Notes without the consent of any Holder to:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under this First Supplemental Indenture in accordance with Section 5.01;

(c) to provide for uncertificated Notes in addition to or in the place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) to add a Guarantor;

(e) to release a Guarantor from its Guarantee when permitted by this First Supplemental Indenture;

(f) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(g) to comply with any requirement of the SEC in connection with the qualification of this First Supplemental Indenture under the Trust Indenture Act;

(h) to make any other change that does not materially adversely affect the rights of any Holder; or

(i) to conform this First Supplemental Indenture to the Description of Notes contained in the Prospectus Supplement.

SECTION 9.02.	Supplemental Indentures with Consent of Holders

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Except as provided below in this Section 9.02, this First Supplemental Indenture (including Sections 3.09, 4.10 and 4.13), the Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this First Supplemental Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  The provisions of Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this First Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this First Supplemental Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal of or change the fixed maturity of any Note;

(b) alter the provisions with respect to the redemption or purchase provisions of any Note or this First Supplemental Indenture in a manner adverse to the holders of the Notes (other than the provisions of this First Supplemental Indenture relating to any offer to purchase required under Section 4.13);

(c) waive a redemption or purchase payment due with respect to any Note;

(d) reduce the rate of or change the time for payment of interest on any Note;

(e) waive a Default in the payment of principal or interest on the Note (except that holders of at least at majority aggregate principal amount of then outstanding Notes may (x) rescind acceleration of the Notes that resulted from a non-payment and (y) waive the payment default that resulted from such acceleration);

(f) make the principal of or interest on any Note payable in money other than United States Dollars;

(g) make any change in the provisions of this First Supplemental Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

(h) make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

(i) release any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with this First Supplemental Indenture; or

(j) make any change in the amendment and waiver provisions of this First Supplemental Indenture

SECTION 9.03.	Compliance with Trust Indenture Act

.

Every amendment or supplement to this First Supplemental Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.	Revocation and Effect of Consents

.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.05.	Trustee to Sign Amendments

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The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  None of the Issuer nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this First Supplemental Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10

[RESERVED]

ARTICLE 11

GUARANTEES

SECTION 11.01.	Guarantees

.

Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this First Supplemental Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this First Supplemental Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this First Supplemental Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this First Supplemental Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 11.02.	Limitation on Liability

.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law.  Any term or provision of this First Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this First Supplemental Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor.

SECTION 11.03.	Successors and Assigns

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This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this First Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this First Supplemental Indenture.

SECTION 11.04.	No Waiver

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Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05.	[Reserved]

.

SECTION 11.06.	Release of Guarantor

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The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:

(a) any sale, exchange or transfer by the Issuer or any Restricted Subsidiary to any Peron or Persons, as a result of which the Restricted Subsidiary is no longer a Subsidiary of the Issuer, of a majority of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of this First Supplemental Indenture;

(b) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this First Supplemental Indenture; or

(c) the release of such Restricted Subsidiary’s Guarantee under any Credit Facility; provided that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.09 unless such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full or simultaneously discharged or are otherwise permitted under one of the exceptions available to Restricted Subsidiaries that are not Guarantors under the definition of “Permitted Indebtedness” at the time of such release;

provided, in each such case, that the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this First Supplemental Indenture relating to such transactions have been complied with and that such release is authorized and permitted under this First Supplemental Indenture.

SECTION 11.07.	Contribution

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Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.	Trust Indenture Act Controls

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If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the provision required by the TIA shall control.

SECTION 13.02.	Notices

.

Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer:

Solutia Inc.
575 Maryland Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166
Attention:  General Counsel
Telecopier No.:  (314) 707-2903

With a copy to:

Kirkland &Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:  Christian O. Nagler, Esq.
Telecopier No.  (212) 446-4900

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 2010
Chicago, Illinois 60602
Attention:  Corporate Trust Administration
Telecopier No.:  (312) 827-8542

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the security register for the Notes.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.	Communication by Holders of Notes with Other Holders of Notes

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Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this First Supplemental Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

SECTION 13.04.	Certificate and Opinion as to Conditions Precedent

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Upon any request or application by the Issuer to the Trustee to take any action under any provision of this First Supplemental Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.05.	Statements Required in Certificate or Opinion

.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this First Supplemental Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.	Rules by Trustee and Agents

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The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders

.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Issuer or of the Guarantors under the Notes, this First Supplemental Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08.	Governing Law

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THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09.	No Adverse Interpretation of Other Agreements

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This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

SECTION 13.10.	Successors

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All covenants and agreements of the Issuer in this First Supplemental Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

SECTION 13.11.	Severability

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In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.	Counterpart Originals

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The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.	Table of Contents, Headings, Etc

.

The Table of Contents, Cross-Reference Table and Headings in this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.	Force Majeure

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In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.15.	Note Purchases by Issuer and Affiliates

.

The Issuer and its Affiliates shall be permitted to purchase Notes, whether through private purchase, open market purchase, tender offer, or otherwise.  Such purchase or acquisition shall not operate as or be deemed for any purpose to be a redemption of the Indebtedness represented by such Notes.  Any Notes purchased or acquired by the Issuer may be delivered to the Trustee and, upon such delivery the Indebtedness represented thereby shall be deemed to be satisfied.  Section 2.09 shall be applicable to any Notes acquired by the Issuer and its Affiliates.

[Signatures on following page]

SIGNATURES

Dated as the date first written above

ISSUER:
SOLUTIA INC.

By:	/s/ James M. Sullivan
Name: James M. Sullivan
Title: Chief Financial Officer

GUARANTORS:
CPFILMS INC.
FLEXSYS AMERICA CO.
MONCHEM INTERNATIONAL, INC.
SOLUTIA SYSTEMS, INC.
SOLUTIA INTER-AMERICA, INC.
SOLUTIA OVERSEAS, INC.
SOLUTIA BUSINESS ENTERPRISES INC.

By:	/s/ Timothy J. Spihlman
Name: Timothy J. Spihlman
Title: Authorized Officer

FLEXSYS AMERICA L.P.
By: Flexsys America Co., its General Partner

By:	/s/ Timothy J. Spihlman
Name: Timothy J. Spihlman
Title: Vice President

S E INVESTMENT LLC
By: Monchem International Inc. Its Member

By:	/s/ Timothy J. Spihlman
Name: Timothy J. Spihlman
Title: President

TRUSTEE:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ M. Callahan
Name: Mary Callahan
Title: Vice President

A-2

EXHIBIT A

[FORM OF FACE OF NOTE]

No.	$

CUSIP No. 834376 AK1

8¾% Senior Notes due 2017

Solutia Inc., a Delaware corporation, promises to pay to [                                                                                                           ], or registered assigns, the principal sum of [] Dollars ($[]) on November 1, 2017.

Interest Payment Dates:  May 1 and November 1.

Record Dates:  April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

Solutia Inc.
By:	__________________________________

Name:

Title:

Dated:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one of

the [Global] Notes referred to in the within mentioned Indenture.

By:   ________________________
Authorized Signatory

[GLOBAL NOTE LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF REVERSE SIDE OF NOTE]

8¾% Senior Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest

Solutia Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Issuer will pay interest semi-annually in arrears on May 1 and November 1 of each year, or, if such date is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing [May 1, 2010]1.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note.  The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate that is 1% per annum in excess of the rate then in effect.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment

The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except with respect to defaulted interest.  The Notes will be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its judgment), to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts.

3.           Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent or Registrar without notice to any holder.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

[1]	In the case of Notes issued on the Issue Date.

4.           Indenture

The Issuer issued the Notes under an Indenture dated as of October 15, 2009, as supplemented by that First Supplemental Indenture dated October 15, 2009 (collectively, the “Indenture”), each among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Issuer shall be entitled, subject to its compliance with Section 4.09 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture.  The Initial Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under the Indenture.

5.           Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Notes prior to November 1, 2013.

At any time prior to November 1, 2013, the Issuer may redeem all or a part of the Notes (which includes Additional Notes, if any), at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2013, the Issuer shall be entitled at its option to redeem all or a portion of the Notes at the redemption prices set forth below (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 on the years indicated below:

Year	Redemption Price
2013	104.375%
2014	102.188%
2015 and thereafter	100.000%

In addition, at any time on or prior to November 1, 2012, the Issuer shall be entitled at its option on one or more occasions to redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued (which includes the Additional Notes, if any) at a redemption price of 108.750% of the principal amount, plus accrued and unpaid interest to the Redemption Date, with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held by the Issuer or its Subsidiaries); and (2) each such redemption occurs within 90 days after the date of the closing of the related Equity Offering.

6.           Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his or her registered address.

7.           Repurchase at Option of Holder

If a Change of Control occurs, each Holder shall have the right to require that the Issuer purchase all or a portion of such Holder’s Notes pursuant to the offer described in the Indenture (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption).  Within 30 days following the date upon which the Change of Control occurred, the Issuer must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer and shall be in compliance with the Indenture.  Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice.

8.           Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 principal and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

9.           Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.           Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.           Amendment, Waiver

Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Without the consent of any Holder, the Indenture, the Guarantees or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Guarantor, to release a Guarantor from its Guarantee when permitted by the Indenture, to add to the covenants of the Issuer for the benefit of the noteholders or to surrender any right or power conferred upon the Issuer, to comply with any requirement of the SEC in connection with the qualifications of the Indenture under the TIA, to make any other change that does not materially adversely affect the rights of any noteholder, to conform the text of the Supplemental Indenture to the Description of Notes contained in the Prospectus Supplement, dated October 9, 2009 used to offer the Notes to prospective Holders, or make any change in the amendment and waiver provisions of the Indenture.

12.           Defaults and Remedies

Events of Default include: (i) default for 30 days in the payment when due of interest on any Note; (ii) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise; (iii) failure to perform or comply with the covenants described in Section 4.13; (iv) failure to perform or comply with any covenant, agreement or warranty in the Supplemental Indenture (other than specified in clauses (i), (ii) or (iii) above) which failure continues for 60 days after written notice hereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which (A) is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity. In each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnitees or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry; (vii) a court having jurisdiction in the premises enters (x) a decree for order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law or (y) a decree or order adjudging the Issuer or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; (viii) the Issuer or any of its Significant Subsidiaries: commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or consents to the entry of a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any of its Significant Subsidiaries; or files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or any of any substantial part of its property; or makes an assignment for the benefit of creditors; or admits in writing its inability to pay its debts generally as they become due; or takes corporate action in furtherance of any such action; or (ix) the Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Trust Indenture Act.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or the Supplemental Indenture and the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Guarantee

The full and punctual payment by the Issuer of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors.

14.           Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

15.           No Recourse Against Others

Any past, present, or future director, officer, employee, incorporator or stockholder, as such, of the Issuer, any Guarantors or the Trustee shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

16.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs the certificate of authentication on the other side of this Note.

17.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.           Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

______________

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.  Requests may be made to:

Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, MO  63166-6760
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

____________________________________________________________________________________

Date:  _____________________________Your Signature:  _______________________________

____________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

                                __________________________________
Signature

Signature Guarantee:

______________________________________                ___________________________________
Signature must be guaranteed                                                                               Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to either Section 4.10 or Section 4.13 of the Indenture, as applicable, check the corresponding box:

Section 4.10	Section 4.13

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section  4.10 or Section 4.13 of the Indenture, as applicable, state the amount in principal amount:  $______________

Dated:           ______________                                     Your Signature:  ___________________________
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:        ___________________________
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of October 15, 2009, as supplemented by that First Supplemental Indenture dated as of October 15, 2009 (collectively, the “Indenture”), among Solutia Inc., as issuer (the “Issuer”), the Guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the full and punctual payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  Each Holder, by accepting the same agrees to and shall be bound by such provisions.  This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03, 8.06 and 11.06 of the Indenture.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR]

By: ________________________________

Name:

Title:

B-1